Exhibit 99.1

Quepasa Corporation Receives $10 Million Investment

SCOTTSDALE, AZ, October 19 — Quepasa Corporation (OTC Bulletin Board: QPSA - News) announced today that it had entered into a transaction with Mexican and Americans Trading Together, Inc. a privately held company focused on investments in the U.S. and Mexico, which is commonly referred to as MATT Biz. Under the terms of the transaction, MATT Biz has invested $10 Million dollars in Quepasa and agreed to assist Quepasa in generating advertising revenue in exchange for 1 Million shares of common stock and two ten-year warrants. The first warrant entitles MATT Biz to purchase 1 Million shares of common stock from the Company at $12.50 per share. The second warrant entitles MATT Biz to purchase 1 Million shares of common stock from the Company at $15.00 per share. Both warrants are subject to price adjustments dependant on advertising and other commercial revenues generated by MATT Biz for the benefit of Quepasa. After all possible adjustments, both warrants have a floor price of $10 per share. MATT Biz also received the right to designate one person for appointment to Quepasa Corporation’s Board of Directors.

“Quepasa welcomes MATT Biz’s significant capital investment,” said Robert. B. Stearns, Chairman and Chief Executive Officer of Quepasa Corporation. “This relationship provides Quepasa with superb opportunities to fortify our advertising and product-related revenues from major Mexican and Latin American corporations.”

About Quepasa Corporation

Quepasa Corporation owns Quepasa.com, the largest bicultural, Hispanic internet community in the world. Quepasa is committed to providing entertaining, enriching, and empowering products and services to its community members. Quepasa provides services to millions of Hispanic and Latino users throughout the U.S. and certain areas of Latin America. Headquartered in Scottsdale, Arizona, Quepasa maintains sales offices in New York, NY and Miami, FL and technical operations in Hermosillo, Mexico.

For more information, visit http://www.quepasa.com/

Quepasa.com, Quepasa, and the Quepasa.com logo are registered trademarks of Quepasa Corporation and/or its affiliates in the United States and certain other countries.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, ongoing operating losses, negligible revenue, the possibility of liability for information content and commerce related activities, regulatory risks associated with the operation of Quepasa.com in Mexico, that there is no assurance that our information retrieval services will generate revenue, that the information retrieval services business is a new and untested business model that may not be profitable, competition, that we operate in an uncertain legal environment and claims against us could cause or business to suffer, the risks associated with providing internet retrieval services, that we rely on our intellectual property rights and may be limited by the intellectual property rights of others, the risks associated with new versions of software and other products and technology change, that we may not be able to accurately report our financial results or prevent financial fraud if we fail to develop or maintain an effective system of internal controls, that we depend on our executive officers and senior management, that we have limited traffic partners, that we may need additional capital and, our stock price is extremely volatile, together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1 of the 2005 Form 20-KSB, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Quepasa expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

Contact:

Quepasa Corporation

Charles B. Mathews, 480-348-2665 ext. 258

Executive Vice President and

Chief Financial Officer